Exhibit (h)(2)(f)

State Street Institutional Investment Trust

One Iron Street

Boston, MA 02210

SSGA Funds Management, Inc.

One Iron Street

Boston, MA 02210

December 22, 2021

Re: State Street Institutional Investment Trust (the “Institutional Trust”) Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Administration Agreement between SSGA Funds, State Street Master Funds and the Institutional Trust and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

In accordance with Section 1, of the Agreement, the Institutional Trust hereby requests that the Administrator act as Administrator for the new Funds listed below under the terms of the Agreement. In connection with such request, the Institutional Trust hereby confirms to the Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

New Fund

Fund	Effective Date
• State Street Diversified Income Fund	December 22, 2021

The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Institutional Trust and retaining one for your records.

Sincerely,

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:	/s/ Bruce Rosenberg
Name: Bruce Rosenberg
Title: Treasurer, Duly Authorized

Agreed and Accepted:
SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen M. Needham
Name: Ellen M. Needham
Title: President, Duly Authorized

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex-U.S. Index Fund)

State Street Global All Cap Equity ex-U.S. Index Portfolio (formerly, State Street Global Equity ex-U.S. Index Portfolio)

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement Fund

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street International Value Spotlight Fund

State Street Treasury Obligations Money Market Fund

State Street China Equity Select Fund

State Street ESG Liquid Reserves Fund

State Street Income Fund

State Street U.S. Core Equity Fund

State Street Diversified Income Fund

[REDACTED]

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